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                                                                     EXHIBIT 4.3

                          REGISTRATION RIGHTS AGREEMENT

            REGISTRATION RIGHTS AGREEMENT, dated as of December 23, 2004 (this "Agreement"), by and between Spanish Broadcasting System, Inc., a Delaware corporation (the "Company") and Infinity Media Corporation, a Delaware corporation (the "Shareholder").

            WHEREAS, simultaneous with the execution of this Agreement, the Company, SBS Bay Area, LLC, a Delaware limited liability company ("Merger Sub"), Infinity Broadcasting Corporation of San Francisco, a Delaware corporation ("Target") and the Shareholder are consummating the transactions contemplated by the Merger Agreement, dated as of October 5, 2004, pursuant to which Target is merging with and into Merger Sub with the result that Merger Sub will be the surviving entity (the "Merger");

            WHEREAS, pursuant to the terms of the Merger, the Shareholder is acquiring an aggregate of 380,000 shares of the Series C Convertible preferred stock of the Company (the "Series C Preferred Stock"), which are convertible into shares of the Class A common stock, par value $0.0001 per share, of the Company (the "Class A Common Stock") as set forth in the certificate of designation for the Series C Preferred Stock filed with the Secretary of State of the State of Delaware;

            WHEREAS, pursuant to the terms of the Merger, the Shareholder is acquiring a non-transferable warrant (the "Warrant") to purchase 190,000 shares of Series C Preferred Stock at an exercise price of $300.00 per share; and

            WHEREAS, in connection with the Merger and pursuant to the Merger Agreement, the Company has agreed to provide the Shareholder with certain registration rights as set forth herein.

            NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                               Certain Definitions

            The following terms, as used in this Agreement, have the following respective meanings:

            "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

            "Agreement" has the meaning set forth in preamble of this Agreement.

            "Alarcon" has the meaning set forth in Section 3.6 of this Agreement.

            "Class A Common Stock" has the meaning set forth in recitals of this Agreement.

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            "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

            "Company" has the meaning set forth in preamble of this Agreement.

            "Control" (including with correlative meaning, the terms "Controlling", "Controlled by" and "under common Control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "Conversion Shares" means shares of Class A Common Stock issued or issuable upon conversion of the Series C Preferred Stock or any other Convertible Securities held by the Shareholder.

            "Convertible Securities" shall mean (i) any rights, options or warrants to acquire Class A Common Stock or any capital stock of the Company or any subsidiary of the Company, including the Series C Preferred Stock, and (ii) any notes, debentures, shares of preferred stock or other securities, options, warrants or rights, which are convertible or exercisable into, or exchangeable for, Class A Common Stock or any capital stock of the Company or any subsidiary of the Company, including the Warrant.

            "Demand Registration" has the meaning set forth in Section 3.1 of this Agreement.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute and the rules and regulations thereunder.

            "Merger" has the meaning set forth in recitals of this Agreement.

            "Merger Sub" has the meaning set forth in recitals of this Agreement.

            "Nasdaq" has the meaning set forth in Section 3.12 of this Agreement.

            "Person" means any natural person, corporation, limited partnership, general partnership, a limited liability company, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government agency or political subdivision thereof.

            "Piggyback Registration" has the meaning set forth in Section 3.6 of this Agreement.

            "Public Sale" means any sale of the Company's common stock to the public pursuant to an effective registration statement under the Securities Act or pursuant to the provisions of Rule 144 of the Securities Act.

            "Registrable Securities" means the Conversion Shares issued or issuable to the Shareholder from time to time in connection with the conversion of the Series C Preferred Stock,

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including the Conversion Shares issued or issuable in connection with the conversion of the Series C Preferred Stock issued or issuable upon exercise of the Warrant; provided, however, that as to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been distributed to the public pursuant to a Public Sale.

            "Registration Expenses" has the meaning set forth in Section 3.10 of this Agreement.

            "Securities Act" means the Securities Act of 1933, as amended, or any successor statute and the rules and regulations thereunder.

            "Selling Expenses" means all underwriting discounts and commissions, and the fees and expenses in excess of those for one counsel for the Shareholder applicable to the sale of Registrable Securities.

            "Series C Preferred Stock" has the meaning set forth in recitals of this Agreement.

            "Shareholder" has the meaning set forth in preamble of this Agreement and shall include any Transferee pursuant to Section 3.18.

            "Shareholder Request" has the meaning set forth in Section 3.1 of this Agreement.

            "Target" has the meaning set forth in recitals of this Agreement.

            "Transferee" has the meaning set forth in Section 3.18 of this Agreement.

            "Warrant" has the meaning set forth in recitals of this Agreement.

                                   ARTICLE II

                                     Legend

            2.1 Restrictive Legend. (a) Each certificate representing the Registrable Securities shall bear a legend substantially in the following form:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

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                  (b)   In addition to the legend set forth in paragraph (a) of
this Section 2.1, each certificate representing the Registrable Securities shall bear a legend substantially in the following form:

                  "THE INTERESTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A REGISTRATION RIGHTS AGREEMENT, DATED AS
                  OF DECEMBER __, 2004, BETWEEN THE COMPANY AND THE REGISTERED OWNER OF THIS CERTIFICATE (OR THE REGISTERED OWNER'S PREDECESSOR IN INTEREST), AS MAY BE AMENDED, AND SUCH AGREEMENT IS AVAILABLE FOR INSPECTION WITHOUT CHARGE AT THE OFFICES OF THE COMPANY."

A certificate shall not bear such legends if in the opinion of counsel satisfactory to the Company (it being agreed that each of Shearman & Sterling LLP and Kaye Scholer LLP shall be satisfactory) the securities represented thereby have been registered under the Securities Act or may be publicly sold without registration under the Securities Act and any applicable state securities laws.

            2.2 Removal of Legend. Each certificate representing the Registrable Securities sold or otherwise transferred shall bear the legends set forth in Section 2.1, except that such certificate shall not bear such legend, and the Company will take the steps necessary to remove such legend if (i) the sale is made in accordance with the provisions of Rule 144 (or any other rule permitting sale without registration under the Securities Act) or (ii) in the opinion of counsel satisfactory to the Company (it being agreed that either of Shearman & Sterling LLP or Kaye Scholer LLP shall be satisfactory) the transferee and any subsequent transferee would be entitled to sell or transfer such securities without registration under the Securities Act.

                                   ARTICLE III

                               Registration Rights

            3.1 Demand Registration. Subject to Section 3.2, if the Shareholder notifies the Company in writing, which notice may not be delivered prior to one year after the date hereof (the "Shareholder Request"), that it wishes to offer or cause to be offered in a registered public offering the number of Registrable Securities set forth in the Shareholder Request (a "Demand Registration"), the Company agrees promptly within 60 days after receipt of the Shareholder Request to prepare and file a registration statement on Form S-1, S-2 or S-3, or any successor form under the Securities Act with the Commission to register under the Securities Act all Registrable Securities requested to be registered by the Shareholder, and to use its reasonable best efforts to have such registration statement declared effective as promptly as practicable and such efforts shall include the Company using all best efforts and taking every action within its control to have such registration statement declared effective within 150 days after receipt of the properly given Shareholder Request), as would permit or facilitate the sale and distribution of the Registrable Securities. So long as any Registrable Securities remain held by the Shareholder and
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the Shareholder is entitled to require a Demand Registration hereunder, the
Company shall use its reasonable best efforts to use Form S-3 or a successor form thereof to effect the registration required hereunder. The Company shall not be required to effect more than three (3) Demand Registrations pursuant to this Section 3.1.

            3.2 Acceleration of Demand Registration. If at any time prior to the first anniversary of the date of this Agreement the Company enters into a definitive agreement with a third party to sell any radio stations that the Company controls in the New York City or Miami markets, then the Shareholder shall have the right to make a Demand Registration without regard to the one-year period set forth in this first sentence of Section 3.1.

            3.3 Priority on Demand Registrations. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company will include in such registration prior to the inclusion of any securities which are not Registrable Securities the maximum number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering. No holder of any Company security for which the Company has granted registration rights (other than the Shareholder) shall have the right to participate in any registration made by the Company pursuant to a Demand Registration.

            3.4 Completion of Demand Registrations. Notwithstanding any other provision of this Agreement to the contrary, a Demand Registration pursuant to
Section 3.1 shall not be deemed to have been effected (and, therefore, not requested for purposes of the number of Demand Registrations), (i) unless it has become effective, (ii) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason other than a misrepresentation or an omission by the Shareholder and, as a result thereof, the Registrable Securities requested to be registered cannot be completely distributed in accordance with the plan of distribution set forth in the related registration statement or (iii) if the conditions to closing specified in any purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of some act or omission by the Shareholder.

            3.5 Limitation on Registration Requirement. (a) The Company will not be obligated to effect any Demand Registration within six (6) months after the effective date of (i) a prior Demand Registration or (ii) a registration in which the Shareholder was able to fully exercise their piggyback rights pursuant to Section 3.6 without any reduction in the number of Registrable Securities requested to be registered.

                  (b) The Company shall have the right to postpone for up to 75 days the filing or the effectiveness of a registration statement for a Demand Registration required pursuant to Section 3.1 hereof if the Board of Directors of the Company determines in good faith (and the Company so certifies to the Shareholder) that the filing of such registration statement would require the disclosure of non-public material information the disclosure of which would have a material adverse effect on the Company or would otherwise adversely affect (i) any
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proposal or plan by the Company or any of its Subsidiaries to engage in any financing transaction, public offering of securities, acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction, or (ii) any material corporate development; provided, however, that the Company may not exercise its right to so delay a registration pursuant to Section 3.1 hereof more than once in any twelve (12) month period.

                  (c) The Company shall not be obligated or required to effect any registration pursuant to Section 3.1 hereof during the period commencing on the date falling 90 days prior to the Company's estimated date of filing of, and ending on the date 90 days following the effective date of, any underwritten registration of Company common stock initiated by the Company, for the account of the Company, if the Shareholder Request shall have been received by the Company after the Company shall have advised the Shareholder of Registrable Securities that the Company is contemplating commencing an underwritten registration initiated by the Company on a particular date; provided, however, that the Company will use reasonable efforts to cause any such registration to be filed and to become effective as expeditiously as shall be reasonably possible and that in no event shall the period during which the Company is not required to effect registration under this Section 3.5(c) be longer than an aggregate of 180 days within any twelve (12) month period.

            3.6 Piggyback Registrations. Whenever the Company proposes to register any securities beneficially owned by Raul Alarcon, Jr. ("Alarcon") under the Securities Act (including secondary registrations on behalf of Alarcon's securities other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice to the Shareholder of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests (including the intended method of distribution of Registrable Securities by the Shareholder) for inclusion therein within fifteen (15) days after the receipt of the Company's notice. Notwithstanding anything to the contrary herein, the piggyback registration rights provided under this Section 3.6 shall not be available in connection with registrations by the Company for its own account (i) on Form S-8 or any successor form thereto, (ii) filed solely in connection with a dividend reinvestment plan or employee benefit plan covering officers or directors of the Company or its Affiliates, or (iii) on Form S-4 or any successor form thereto, in connection with a merger, acquisition, exchange offer or similar corporate transaction.

            3.7 Expenses of Piggyback Registrations. The Company will pay all Registration Expenses of a Piggyback Registration, whether or not it becomes effective.

            3.8 Priority on Piggyback Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of Alarcon, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering (including the price per share), the Company will include in such registration (i) FIRST, the securities the Company proposes to sell for its own account, if any; (ii) SECOND, the securities the Company proposes to sell on behalf of Alarcon; (iii) THIRD, the Registrable Securities requested by the Shareholder to be included in such
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registration; and (iii) FOURTH, other securities requested to be included in such registration. No registration of Registrable Securities effected under
Section 3.6 shall relieve the Company of its obligation to effect registration(s) of Registrable Securities pursuant to Section 3.1.

            3.9 Registration Procedures. If and whenever the Company is required by the provisions of this Article III to effect a registration of the Registrable Securities under the Securities Act, the Company will as promptly as practicable but in any event within the time periods provided in this Agreement:

                  (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become and remain effective for the period of time required for the disposition of all such Registrable Securities covered by the registration statement by the Shareholder;

                  (b) prepare and file with the Commission all such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities registered under such registration statement until the earlier of (i) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement and (ii) two years after such registration statement becomes effective, provided that such period shall be extended by the number of days for which the Shareholder is unable to make sales of Registrable Securities as a result of an event of the type described in Section 3.9(i);

                  (c) furnish to the Shareholder and to each duly authorized underwriter of the Shareholder such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), authorized copies of the prospectus, including copies of any preliminary prospectus, and of each such amendment or supplement thereto, in conformity with the requirements of the Securities Act, and such other documents as the Shareholder or underwriter may reasonably request in order to facilitate the sale or other disposition of the Registrable Securities registered under such registration statement;

                  (d) use its reasonable best efforts to register or qualify such Registrable Securities covered by such registration statement under such securities or blue sky laws of such jurisdictions as the Shareholder or any underwriter shall request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable the Shareholder to consummate the sale or other disposition in such jurisdictions of the Registrable Securities to be sold by the Shareholder, except that the Company shall not for any such purpose be required to qualify to do business in any jurisdiction wherein it is not qualified or to file any general consent to service of process in any such jurisdiction;

                  (e) before filing the registration statement or prospectus or any amendments or supplements thereto or any other documents related thereto, furnish to counsel selected by the Shareholder of Registrable Securities included in such registration statement

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copies of all such documents proposed to be filed, all of which shall be subject to the reasonable approval of such counsel;

                  (f) furnish, at the request of the Shareholder, (i) to the underwriters, on the date(s) reasonably requested by such underwriters, an opinion of the independent counsel representing the Company for the purposes of such registration addressed to such underwriters and to such seller, in such form and content as the underwriters and such seller may reasonably request, or
(ii) if such Registrable Securities are not being sold through underwriters, then to the sellers, on the date that the registration statement with respect to such Registrable Securities becomes effective, an opinion, dated such date, of the independent counsel representing the Company for the purposes of such registration in such form and content as such seller may reasonably request; and in the case of clauses (i) and (ii) above, a letter dated such date, from the independent certified public accountants of the Company addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the sellers and, if such accountants refuse to deliver such letter to such sellers, then to the Company, stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and covering such other matters as are customarily covered in accountant's "comfort" letters;

                  (g) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

                  (h) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

                  (i) promptly notify the Shareholder of Registrable Securities included in such registration statement, (i) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances under which they were made, (ii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of a registration statement or the initiation or proceedings for that purpose and (iii) of any request by the Commission or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and in each such case, promptly prepare, file with the Commission as required, and furnish to the Shareholder a reasonable number of copies of a supplement to or an amendment to such prospectus and registration statement as may be necessary so that, as thereafter delivered to purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances under which they were made;

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                  (j)   use its commercially reasonable efforts to list all
Registrable Securities covered by such registration statement on any securities exchange on which the shares of Class A Common Stock are then listed; and

                  (k) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least twelve (12) months beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

            3.10 Expenses. (a) All expenses incurred in effecting the registrations provided for in this Article III (excluding Selling Expenses), including without limitation all registration and filing fees (including all expenses incident to filing with the NASD Regulation, Inc. and any securities exchange), printing expenses, fees and disbursements of counsel for the Company, fees of the Company's independent auditors and accountants, expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to subsection 3.9(d) hereof, underwriters (excluding discounts and commissions, which shall be borne by the seller(s) of securities) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne as provided in this Agreement, except that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system (on the National Market System if the Company so qualifies). The Company shall have no obligation to pay any transfer taxes associated with the disposition of Registrable Securities by a holder thereof.

                  (b) In connection with the first Demand Registration, the Company will pay all Registration Expenses, whether or not it becomes effective, and will reimburse the Shareholder for the reasonable fees and disbursements of one counsel to the Shareholder in connection with the Demand Registration; provided, however, that the Company shall not be required to pay for any expenses of any Demand Registration proceeding begun pursuant to Section 3.1 if the Demand Registration request is subsequently withdrawn at the request of the Shareholder, in which case the Shareholder shall bear all such expenses, and, provided further, that if at the time of such withdrawal, the Shareholder has learned of a material adverse change in the condition, business, or prospects of the Company from that known to such Shareholder at the time of its request and has withdrawn the request with reasonable promptness, then the Shareholder shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 3.10.

                  (c) In connection with the second and third Demand Registrations, the Shareholder will pay all Registration Expenses, whether or not the registration statement becomes effective, and the Shareholder will reimburse the Company for the reasonable fees and disbursements of the Company's regular outside corporate counsel for performance of the

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normal and customary functions of counsel in connection with the second and third Demand Registrations.

                  (d) All Selling Expenses in connection with each Demand Registration shall be borne by the Shareholder.

            3.11 Time Limitations; Termination of Rights. Notwithstanding the foregoing provisions of this Article III, the rights to registration shall terminate as to any particular Registrable Securities when (i) such Registrable Securities shall have been effectively registered under the Securities Act and sold by the Shareholder thereof in accordance with such registration, (ii) such Registrable Securities shall have been sold in compliance with Rule 144 promulgated under the Securities Act, or (iii) written opinions from counsel reasonably acceptable to the Company and the holder of such Registrable Securities, to the effect that such Registrable Securities may be sold without registration under the Securities Act or applicable state law and without restriction as to the volume and timing of such sales, shall have been received from either counsel to the Company or counsel to the Shareholder; provided, that so long as any Registrable Securities are held by the Shareholder, the Shareholder shall be entitled to one (1) Demand Registration to be used to effect an underwritten offering of such number of Registrable Securities as the Shareholder may request; provided further that the Shareholder shall pay all Registration Expenses in connection with such Demand Registration.

            3.12 Compliance with Rule 144. At the request of the Shareholder of Registrable Securities proposing to sell Registrable Securities in compliance with Rule 144 promulgated under the Securities Act, assuming that at such time the provisions of such Rule are applicable to the Shareholder and, in the event the Shareholder is or could be deemed to be an "affiliate" of the Company within the meaning of the Securities Act, and the Company is then required to file reports under Section 13 or 15(d) of the Exchange Act, (a) the Company shall forthwith furnish to the Shareholder a written statement as to its compliance with the filing requirements of the Commission as set forth in such Rule, as such Rule may be amended from time to time, and (b) the Company shall use its best efforts and take every action within its control to make such additional filings of reports with the Commission as will enable the Shareholder to make sales of Registrable Securities pursuant to such Rule. At all times during which this Agreement is effective, the Company shall use its best efforts and take every action within its control to file with the Commission and, if applicable, The Nasdaq Stock Market, Inc. ("Nasdaq"), in a timely manner, all reports and other documents required to be filed by the Company, (i) with the Commission pursuant to the Exchange Act, and (ii) with Nasdaq pursuant to its rules and regulations.

            3.13 Company's Indemnification. In the case of each offering of Registrable Securities, the Company hereby agrees to indemnify and hold harmless the Shareholder, each Person, if any, who controls the Shareholder within the meaning of Section 15 of the Securities Act and each other Person (including each underwriter and each Person who controls such underwriter) who participates in the offering of Registrable Securities, against any losses, claims, damages or liabilities, joint or several, to which the Shareholder, controlling person or participating person may become subject under the Securities Act or otherwise, against any and all losses, claims, damages or liabilities (or proceedings in respect thereof) that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in

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any registration statement under which the Registrable Securities are registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or document incorporated by reference therein or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Shareholder, the controlling person and participating person for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or proceeding; provided, however, that the Company will not be liable in any case to the Shareholder, the controlling Person or participating Person to the extent that any loss, claim, damage or liability results from any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Shareholder or any other person who participates as an underwriter in the offering or sale of such securities, in either case, specifically stating that it is for use in the preparation thereof or controlling or participating person, as the case may be, specifically stating that it is for use in the preparation of such document. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Shareholder disposing of Registrable Securities or any such underwriter or controlling person and shall survive the transfer of such securities by the Shareholder and the expiration or termination of this Agreement.

            3.14 Indemnification by the Shareholder. (a) In the case of each offering of Registrable Securities, the Shareholder agrees to indemnify and hold harmless (in the same manner as set forth in Section 3.13 above) the Company, each Person referred to in clause (1), (2) or (3) of Section 11(a) of the Securities Act (except if such Person is also a selling shareholder under such registration) in respect of the registration statement, and each other Person, if any, who controls the Company within the meaning of Section 15 the Securities Act (except if such Person is also a selling shareholder under such registration), with respect to any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which the Registrable Securities are registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein or in any amendment or supplement thereto, or that arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which, in each case, is made in or omitted from the registration statement, preliminary or final prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Shareholder specifically for use in the preparation thereof; provided, however, that the indemnification obligations of the Shareholder shall be limited to the net proceeds received by the Shareholder from the sale of Registrable Securities pursuant to such registration. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any person indemnified by virtue of this Section 3.14 and shall survive the transfer of such securities by the Shareholder and the expiration or termination of this Agreement. In the case of an offering made pursuant to this Agreement with respect to which the Company has designated the lead or managing underwriters (or the Company is offering securities directly, without an underwriter), this indemnity does not apply to any loss, claim, damage or liability arising out of or related to any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus or offering memorandum if a copy
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
of a final prospectus or offering memorandum was not sent or given by or on behalf of any underwriter (or the Company, as the case may be) to such Person asserting such loss, claim, damage or liability at or prior to the written confirmation of the sale of the Registrable Securities as required by the Securities Act and such untrue statement or omission has been corrected in such final prospectus or offering memorandum.

            3.15  Contribution. If the indemnification provided for in Section
3.13 or 3.14 from the indemnifying party is unavailable to an indemnified party hereunder, or is insufficient to hold harmless an indemnified party, in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission, provided that the maximum amount of the Shareholder's contribution shall be limited to the net proceeds received by the Shareholder from the sale of Registrable Securities pursuant to such registration. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.15 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

            3.16 Notification of and Participation in Actions. Promptly after receipt by an indemnified party under this Article III of oral or written notice of a claim or the commencement of any proceeding against it, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Article, give written notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such proceeding shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish (unless the indemnifying party is also a party to such proceeding and the indemnified party determines in good faith that joint representation would be inappropriate) to assume the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such

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
indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Article for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case, subsequently incurred by such indemnified party in connection with the defense thereof. If an indemnifying party assumes the defense of such proceeding, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's reasonable consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party, and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent, which shall not be unreasonably withheld. If notice is given to an indemnifying party of the commencement of any proceeding and it does not, within fifteen (15) business days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its affiliates other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such proceeding, but the indemnifying party shall not be bound by any determination of a proceeding so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld). All indemnification obligations of the parties hereto shall survive any termination of this Agreement pursuant to Section 3.13 hereof.

            3.17 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Article III that the Shareholder requesting registration of Registrable Securities furnish to the Company such information regarding them, the Registrable Securities held by them and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company. In the event that the registration under Article III involves an underwritten offering, the Company agrees to provide such information to the underwriters as they may reasonably request in connection with their due diligence procedures.

            3.18 Transfer of Registration Right. The Shareholder may transfer all or any portion of the registration rights granted under Article III to an Affiliate in respect of Registrable Securities owned by the Shareholder at the time of the transfer (each such Affiliate that receives such Registrable Securities being referred to herein as a "Transferee"). Any transfer of registration rights pursuant to this Section 3.18 shall be effective upon the receipt by the Company of (i) written notice from the Shareholder stating the name and address of such Transferee and identifying the number of Registrable Securities with respect to which rights under this Agreement are being transferred and the nature of the rights so transferred and (ii) a written agreement from such Transferee to be bound by the terms of this Article III and Sections 4.2, 4.4, 4.6 and 4.7 of this Agreement.

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

                                   ARTICLE IV

                                  Miscellaneous

            4.1 No Inconsistent Agreements. The Company will not, at any time after the effective date of this Agreement, enter into, and is not now a party to or otherwise bound by, any agreement or contract (whether written or oral) with respect to any of its securities which is inconsistent in any respect with the registration rights granted by the Company pursuant to this Agreement.

            4.2 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

            4.3 Notices. Notices and other communications provided for herein shall be in writing and shall be given in the manner and with the effect provided in the Merger Agreement. Such notices and communications shall be addressed if to the Shareholder of Registrable Securities, to its address as shown on the transfer records of the Company, unless the Shareholder shall notify the Company that notices and communications should be sent to a different address (or facsimile number), in which case notices and communications shall be sent to the address (or such facsimile number) specified by the Shareholder.

            4.4 Waivers; Amendments. No failure or delay of the Shareholder of Registrable Securities in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Shareholder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Agreement may be amended, modified or waived only by an agreement in writing and any such waiver shall be effective only in the specific instance and for the purpose for which given. Notwithstanding the foregoing, no amendment, modification or waiver of any provision of this Agreement shall be effective against the Shareholder of Registrable Securities unless (a) agreed to in writing by the Shareholder or (b) agreed to in writing by the Shareholder's predecessor in interest and notation thereof is set forth on the certificate evidencing the Shareholder's Registrable Securities as the case may be. No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

            4.5 Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that they shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provision hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which they may be entitled at law or equity.

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

            4.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties hereto agrees that any dispute relating to or arising from this Agreement or the transactions contemplated hereby may be resolved in the courts of the State of New York sitting in the County of New York or the United States District Court for the Southern District of New York and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, each of the parties hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal suit, action or proceeding relating to this Agreement or any transaction contemplated hereby, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive jurisdiction of the courts of the State of New York sitting in the County of New York or the United States District Court for the Southern District of New York and appellate courts having jurisdiction of appeals in such courts, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such suit, action, or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court;

                  (b) consents that any such suit, action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue or jurisdiction of any such action or proceeding in such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party as provided in Section 4.3 hereof; and

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by New York law.

            4.7 Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any other person or entity any benefits, rights or remedies.

            4.8 Severability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            4.9 Section Headings. The section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

            4.10 Expenses. Except as expressly otherwise provided herein, each party shall bear its own expenses incurred in connection with the preparation, execution and performance of

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

this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants.

            4.11 Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other parties, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

            4.12 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

            4.13 Further Agreements. The parties agree that they will execute any further instruments and perform any acts that may become necessary or desirable to carry out this Agreement.

                  [Remainder of page intentionally left blank]

            IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed, all as of the day and year above written.

                                     SPANISH BROADCASTING SYSTEM, INC.

                                     By: /s/ Joseph A. Garcia
                                         ---------------------------------------
                                        Name:  Joseph A. Garcia
                                        Title: Executive Vice President, Chief
                                               Financial Officer and
                                               Secretary

                                     INFINITY MEDIA CORPORATION

                                     By: /s/ Jacques Tortoroli
                                         ---------------------------------------
                                        Name:  Jacques Tortoroli
                                        Title: Executive Vice President and
                                               Chief Financial Officer